UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2011

LITHIUM EXPLORATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-137481	06-1781911
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3200 N. Hayden Road, Suite 300, Scottsdale, Arizona	85251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	480-406-8220

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01           Entry into a Material Definitive Agreement
Item 3.02           Unregistered Sales of Equity Securities

On June 29, 2011 Lithium Exploration Group, Inc. (“us”, “we”, “our”) entered into a securities purchase agreement with one investor. Pursuant to the terms of the agreement, the investor will acquire convertible debentures with an aggregate total of $1,500,000; $1,000,000 paid upon the closing of the agreement (paid on June 29, 2011) and $500,000 paid upon the earlier of August 1, 2011 or within 5 days of the effectiveness of a Registration Statement covering the shares underlying the convertible debentures as well as the warrants.

The initial debenture for $1,000,000 is due on December 28, 2012. The release of the full $1,500,000 to us is governed by the terms of an escrow agreement entered into on the same day.

The debenture will carry an interest rate of twelve percent per annum and will be convertible at $0.83 per share subject to various prescribed conditions. Along with the debentures, we have issued to warrants to acquire a total of 1,204,819 shares of our common stock for a period of five years at a price of $0.913. The warrants also include cashless exercise provisions in the event that the Registration Statement is not effective.

Pursuant to a registration rights agreement entered into with the investor on the same day, we are required to file a Registration Statement for the shares underlying the convertible debentures, as well as the warrants, within 30 days of the closing of the initial $1,000,000 and ensure that the Registration Statement is declared effective by the SEC within 120 days of the closing.

Lastly, our Alexander Walsh, our officer and director, has entered into a guaranty and pledge agreement whereby he has pledged shares of our common stock currently held by him, as collateral and guaranty for our obligations under the securities purchase agreement and the debentures.

The description of the securities purchase agreement, the registration rights agreement, the debenture, the escrow agreement, the guaranty and pledge agreement and the warrants is qualified in its entirety by the contents of the respective agreements attached as Exhibits to this Current Report.

Item 9.0           Financial Statements and Exhibits

10.1	Securities Purchase Agreement dated June 29, 2011

10.2	Registration Rights Agreement dated June 29, 2011

10.3	Debenture dated June 29, 2011

10.4	Escrow Agreement dated June 29, 2011

10.5	Guaranty and Pledge Agreement dated June 29, 2011

99.1	Common Stock Purchase Warrant dated June 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIUM EXPLORATION GROUP, INC.

/s/ Alexander Walsh
Alexander Walsh
President, Secretary, Treasurer and Director
July 1, 2011